PATENT ASSIGNMENT AGREEMENT

PATENT ASSIGNMENT AGREEMENT dated as of August 17, 2022, made by INTELLIMEDIA NETWORKS, INC., a Nevada corporation (collectively “Assignors”), in favor of FRONTERA GROUP, INC., a Nevada corporation (“Assignee”).

WHEREAS, Assignors own the patent applications and issued patents listed on Schedule 1 attached hereto (the “Patents”); and

WHEREAS, pursuant to the Intellectual Property Purchase Agreement, dated as of the date hereof, between Assignors and Assignee, Assignors are obligated to transfer, assign, and otherwise convey to Assignee all of Assignors’ right, title, and interest in, to, and under the Patents; and

WHEREAS, Assignors wish to confirm this assignment for purposes of filing the same with the United States Patent and Trademark Office.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignors hereby transfer, assign, and otherwise convey to Assignee, all of Assignors’ right, title, and interest in and to the following:

1.the Patents; and

2.all proceeds of the foregoing, including, without limitation, any claim by Assignors against third parties for past, present, or future infringement of the Patents.

Assignors have caused this Patent Assignment to be duly executed and authorized as of the date hereof.

INTELLIMEDIA NETWORKS, INC.
By:	/s/ Darshan Sedani
Name: Darshan Sedani
Title: Chief Executive Officer

SCHEDULE 1

PATENTS

1)Utility Patent Application – Learning and Training Management System; Darshan Sedani, Cerritos, California; Teodros Gessesse, Leesburg, Virginia and Devang Ajmera, Joy Shah and Rajkumar Ramakrishna;

2)Utility Patent Application – Immersive Learning Application; Darshan Sedani, Cerritos, California; Teodros Gessesse, Leesburg, Virginia and Devang Ajmera, Joy Shah and Rajkumar Ramakrishna;

3)Utility Patent Application – Immersive Learning App Framework for Centralized Communications; Darshan Sedani, Cerritos, California; Teodros Gessesse, Leesburg, Virginia and Devang Ajmera, Joy Shah and Rajkumar Ramakrishna;

4)Utility Patent Application – Immersive Learning App Framework for Companion App Gateway; Darshan Sedani, Cerritos, California; Teodros Gessesse, Leesburg, Virginia and Devang Ajmera, Joy Shah and Rajkumar Ramakrishna;

5)Utility Patent Application – Immersive Learning Application Framework for Video with Document Overlay Control Darshan Sedani, Cerritos, California; Teodros Gessesse, Leesburg, Virginia and Devang Ajmera, Joy Shah and Rajkumar Ramakrishna;

6)Utility Patent Application – Immersive Learning Application Framework for Video with Web Content Overlay Control Darshan Sedani, Cerritos, California; Teodros Gessesse, Leesburg, Virginia and Devang Ajmera, Joy Shah and Rajkumar Ramakrishna;

7)Utility Patent Application – Immersive Learning Application Framework for Video with Document Overlay Control Darshan Sedani, Cerritos, California; Teodros Gessesse, Leesburg, Virginia and Devang Ajmera, Joy Shah and Rajkumar Ramakrishna;

8)Utility Patent Application – Immersive Learning Application Virtual Reality Framework; Darshan Sedani, Cerritos, California; Teodros Gessesse, Leesburg, Virginia and Devang Ajmera, Joy Shah and Rajkumar Ramakrishna;

9)Corporate Information as provided to the general public via the company website of – https: //intellimedianetworks.com;

10)Corporate Information on Apollo Learning and Training Management as provided to the general public via the company website of – https://apolloltms.com;

11)Corporate Information on Virtue Event Platform /IntelliEXPO as provided to the general public via the company website of – https://intelliexpo.com;

12)Corporate Information on Media IA Engine as provided to the general public via the company website of –https://www.medea.ai;

13)Corporate Information on Virtual Reality/Augmented Realty as provided to the general public via the company website of – https://apolloltms.com/LTMS/vr.htl;

14)IntelliMedia Networks, Inc. Confidential Information Memorandum as prepared by the organization;

15)IntelliMedia Networks, Inc.  –  Company profile as utilized to introduce the company to the general public and investment / business communities;

17)The undersigned visited with and personally interviewed a number of the Members of the Senior Corporate Management of IntelliMedia Networks, Inc. in order to independently review specific matters and items;

18)Reviewed certain limited publicly available data on organizations in the same overall sectors as IntelliMedia Networks, Inc.;

19)Reviewed and analyzed general Financial and Economic data, such as, but not limited to, interest rates analysis that effect the overall ability of the organization to function in the United States; and

20)Analyzed and reviewed such other studies, analyses, inquiries and investigations as we deemed appropriate for the purpose of this valuation opinion.